                                         __________________

                                              EXHIBIT 11
                                      FAMILY DOLLAR STORES, INC.
                           STATEMENT RE COMPUTATIONS OF PER SHARE EARNINGS

                                                                     QUARTER ENDED                     QUARTER ENDED
AS PRESENTED                                                         March 3, 2001                   FEBRUARY 26, 2000
-------------------------------------------------------------------------------------------------------------------------
                                                                  BASIC         DILUTED            BASIC         DILUTED
-------------------------------------------------------------------------------------------------------------------------
AVERAGE SHARES OUTSTANDING                                     171,458,961    171,458,961       171,682,611   171,682,611
NET INCOME                                                    $ 60,454,526   $ 60,454,526       $54,980,612   $54,980,612
NET INCOME PER SHARE                                                  $.35           $.35              $.32          $.32

PRO FORMA DILUTION IMPACT OF COMMON STOCK EQUIVALENTS

ADDITIONAL WEIGHTED AVERAGE SHARES FROM
   ASSUMED EXERCISE AT THE BEGINNING
   OF THE YEAR OF DILUTIVE STOCK OPTIONS                                        5,036,853                       3,301,543

WEIGHTED AVERAGE SHARES ASSUMED REPURCHASED FROM
   ASSUMED PROCEEDS OF EXERCISES USING TREASURY STOCK
   METHOD (AVERAGE MARKET PRICE)                                               (3,813,877)                     (2,431,247)
                                                                              -----------                     -----------

NET PRO FORMA COMMON STOCK
   EQUIVALENT INCREMENTAL SHARES                                                1,222,976                         870,296

PERCENTAGE DILUTION FROM PRO FORMA COMMON
   STOCK EQUIVALENT INCREMENTAL SHARES                                               .71%                            .51%

TOTAL COMMON STOCK AND COMMON
   STOCK EQUIVALENTS                                                          172,681,937                     172,552,907

NET INCOME                                                                   $ 60,454,526                     $54,980,612

PRO FORMA NET INCOME PER SHARE (INCLUDING DILUTIVE
   COMMON STOCK EQUIVALENTS)                                                         $.35                            $.32

                                              EXHIBIT 11
                                      FAMILY DOLLAR STORES, INC.
                           STATEMENT RE COMPUTATIONS OF PER SHARE EARNINGS

                                                                     FIRST HALF ENDED                FIRST HALF ENDED
AS PRESENTED                                                          MARCH 3, 2001                  FEBRUARY 26, 2000
-------------------------------------------------------------------------------------------------------------------------
                                                                  BASIC         DILUTED            BASIC         DILUTED
-------------------------------------------------------------------------------------------------------------------------
AVERAGE SHARES OUTSTANDING                                     171,323,260    171,323,260       172,243,469   172,243,469
NET INCOME                                                    $101,915,766   $101,915,766       $91,564,133   $91,564,133
NET INCOME PER SHARE                                                  $.59           $.59              $.53          $.53

PRO FORMA DILUTION IMPACT OF COMMON STOCK EQUIVALENTS

ADDITIONAL WEIGHTED AVERAGE SHARES FROM
   ASSUMED EXERCISE AT THE BEGINNING
   OF THE YEAR OF DILUTIVE STOCK OPTIONS                                        5,083,155                       3,435,197

WEIGHTED AVERAGE SHARES ASSUMED REPURCHASED FROM
  ASSUMED PROCEEDS OF EXERCISES USING TREASURY STOCK
  METHOD (AVERAGE MARKET PRICE)                                                (4,014,325)                     (2,411,997)
                                                                               -----------                     -----------

NET PRO FORMA COMMON STOCK
   EQUIVALENT INCREMENTAL SHARES                                                1,068,830                       1,023,200

PERCENTAGE DILUTION FROM PRO FORMA COMMON
   STOCK EQUIVALENT INCREMENTAL SHARES                                                .62%                            .59%

TOTAL COMMON STOCK AND COMMON
   STOCK EQUIVALENTS                                                          172,392,090                     173,266,669

NET INCOME                                                                   $101,915,766                     $91,564,133

PRO FORMA NET INCOME PER SHARE (INCLUDING DILUTIVE
   COMMON STOCK EQUIVALENTS)                                                         $.59                            $.53